                                                                    EXHIBIT 2(a)
                                    BY-LAWS


                         CONTINENTAL ASSURANCE COMPANY
                              SEPARATE ACCOUNT (B)


                      Regulations for Government of Account

                                   ARTICLE I

                                    GENERAL

SECTION 1. NAME -- The name of this separate account shall be Continental Assurance Company Separate Account (B) (hereafter referred to as "Account").

SECTION 2. OFFICES -- The principal office of the Account shall be CNA Plaza, Chicago, Illinois 60685.

                                   ARTICLE II

                                  PARTICIPANTS

SECTION 1. ANNUAL MEETING -- The annual meeting of the person for whom the reserves are maintained in this Account (hereafter referred to as "the Participants") for the transaction of such business as may properly come before the meeting, shall be held at the principal office of the Account, at 10:00 A.M., Chicago Time, on the first Tuesday in April of each year. Provided, however, that the annual meeting for the year 1975 may be held on such earlier date in March, 1975, and at such time on said date, as the Chairman of the Committee shall select with the advice of counsel, in order to meet the requirements of any ruling or determination of the Securities and Exchange Commission.

SECTION 2. SPECIAL MEETINGS -- Special meetings of the Participants may be called by a majority of the Committee. The notice of the meeting shall state the purpose of the meeting and no business shall be transacted at the meeting except matters coming within such purpose. All special meetings of the Participants shall be held at the principal office of the Account at the time and date stated in the notice of the meeting.

SECTION 3. NOTICE OF MEETING -- A Notice stating the time and date of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Committee to each Participant as of a record date which is within 60 days prior to the date of the meeting, and mailed to the address as it appears upon the records not less than 20 days prior to the day of such meeting. Only persons being a Participant on both the above date and the date of the meeting will be entitled to vote at such meeting. Notice of any adjourned meeting shall not be required.

SECTION 4. QUORUM -- A majority in interest of the Participants represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the Participants. If a quorum shall not be present, a majority in interest of the Participants represented may adjourn the meeting to some later time. When a quorum is present, a vote of the majority in interest of the Participants represented in person or by proxy shall determine any question, except as may be otherwise provided by these rules and regulations or by law.

SECTION 5. PROXIES -- A Participant may vote, either in person or by proxy duly executed in writing by the Participant. A proxy for any meeting shall be valid for any adjournment of such meeting.

SECTION 6. VOTING -- The number of votes which a Participant may cast is equal to (1) if not retired, the number of Accumulation Units held by such Participant under the particular contract concerned; or (2) if retired, the monetary value of the actuarial reserve maintained by the Company in the Separate Account for the annuity of that Participant divided by the monetary value of an Accumulation Unit.

SECTION 7. ORDER OF BUSINESS -- The order of business at the meetings of the Participants shall be determined by the presiding officer.

                                  ARTICLE III

                                   COMMITTEE

The Committee shall consist of five members. The initial Committee shall be appointed by the Board of Directors of Continental Assurance Company. Thereafter the members of the Committee shall be elected annually by a ballot at the annual meeting of the Participants. Each member shall serve until the next annual meeting of the Participants and until his successor is duly elected and qualified. Members of the Committee need not be Participants.

                                   ARTICLE IV

                              POWERS OF COMMITTEE

The Committee shall have the following duties, responsibilities, and powers.

1. To select an independent public accountant, whose employment shall be approved annually by the Participants,

2. To review and execute annually an agreement providing for sales, investment and administrative services and to submit to the Participants for their approval such agreement when changes are proposed.

3. To recommend from time to time any changes deemed appropriate in the fundamental investment policy of the Account, to be submitted to the Participants at their next meeting.

 4. To review periodically the portfolio of the Separate Account to ascertain that such portfolio is managed in the long-term interest of the participants and to take such corrective action as may be necessary.

                                   ARTICLE V

                           MEETINGS OF THE COMMITTEE

Regular meetings of the Committee shall be held at such places within or without the State of Illinois and at such times as the Committee by vote may determine from time to time, and if so determined no call or notice thereof need be given. Special meetings of the Committee may be held at any time or place, either within or without the State of Illinois, whenever called by the Chairman of the Committee, or three or more members of the Committee, notice thereof being given to each member by the person calling the meeting, or at any time without formal notice provided all the members are present or those not present have waived notice thereof in writing which is filed with the records of the meeting.
Notice of special meetings, stating the time and place thereof, shall be given by mailing same to each member at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telephoning or telegramming the same to him at his residence or business address at least one day before the meeting. The Chairman of the Committee, if any, shall preside at all meetings of the Committee at which he is present.

                                   ARTICLE VI

                      QUORUM AT MEETINGS OF THE COMMITTEE

A majority of the members of the Committee shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting except as otherwise provided by law, or by these rules and regulations.

                                  ARTICLE VII

                              CHAIRMAN - SECRETARY

At the first regular meeting of the Committee following the annual meeting of the Participants, the Committee shall elect one of its members to act as Chairman of the Committee, and he shall hold office until his successor is elected and qualified.

The Committee may appoint a Secretary to the Committee who may or may not be a member of the Committee. The Secretary shall have the power to certify the minutes of the proceedings of the Participants and the Committee and portions thereof and shall perform such other duties and have such other powers as the Committee shall designate from time to time. In the absence of the Secretary, a temporary Secretary shall perform such duties and have such powers.

                                  ARTICLE VIII

                                   VACANCIES

No person, except as provided in Article III, shall serve as a member of the Committee unless duly elected to that office by ballot of the Participants at an annual or special meeting of the Participants called for that purpose; except that vacancies occurring by reason of death, resignation, removal or otherwise of duly elected members of the Committee occurring between such meetings may be filled for the unexpired term by a majority vote of all the remaining members if immediately after so filling any such vacancy at least two-thirds of the members then holding office shall have been elected to such office by ballot of the Participants at such an annual or special meeting.

In the event that at any time, after the first annual meeting of the Participants less than a majority of the members holding office at that time have been so elected by a ballot of the Participants, the Committee shall forthwith cause to be held as promptly as possible and in any event within sixty days, a meeting of the Participants for the purpose of electing members to fill the existing vacancies in the Committee. The Committee shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by the Participants provided there be at least two members in office.

                                   ARTICLE IX

                       PROVISIONS RELATING TO THE CONDUCT
                    OF THE BUSINESS OF THE SEPARATE ACCOUNT

The Committee may from time to time, subject to applicable law and, where required, approval by a majority in interest of the Participants adopt such investment policies and practices as it deems advisable.

The Committee may enter into such agreements providing sales, investment and administrative services, subject to approval by a majority in interest of the Participants before such agreement shall be effective; provided, however, the Committee in the absence of any Participant may enter into an agreement which shall remain in effect until the first meeting of Participants. Such agreements shall provide that they may not be amended, transferred, assigned, sold, or in any manner hypothecated or pledged without the affirmative vote of the majority in interest of the Participants entitled to vote, and shall contain such other terms and conditions as may be prescribed by these rules and regulations, as may be required by applicable laws and regulations, and such other terms and conditions as the Committee may in their discretion determine.

                                   ARTICLE X

                                   AMENDMENTS

These regulations for Government of Account may be altered, amended or repealed by vote of a majority of the Committee, except as otherwise provided by law.